UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

EXCHANGERIGHT INCOME FUND

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56543	36-7729360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd Suite 310
Pasadena, California		91106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 317-4448

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2026, the managers of ExchangeRight Real Estate, LLC (“ExchangeRight”), which is the manager of ExchangeRight Income Fund Trustee, LLC (the “Trustee”), which is the sole trustee of the ExchangeRight Income Fund, a Maryland statutory trust, (the “Company”), appointed David Van Steenis, the current Chief Financial Officer and Chief Investment Officer of ExchangeRight, to serve as the President of ExchangeRight, and as such he will serve in the same capacity for the Company, effective February 11, 2026. Mr. Van Steenis will continue to serve as ExchangeRight’s Chief Financial Officer and Chief Investment Officer.

Mr. Van Steenis, who is 40 years old, has held the position of Chief Financial Officer of ExchangeRight since 2015, and in that capacity has also served as the Chief Financial Officer and Chief Investment Officer of the Company. Mr. Van Steenis also serves as the Chief Financial Officer of Telos Capital, LLC, a position he has held since 2015. Mr. Van Steenis is focused on acquisitions including the analysis, legal, closing, and syndication functions of the business as well as the financing relationships for ExchangeRight and its affiliates. Mr. Van Steenis began his career with KPMG in the financial services audit practice from 2007 to 2011, where he served both private and public banking and investment management clients. Most recently, Mr. Van Steenis was with Kaufman Jacobs Real Estate Investments from 2011 to 2015 where he was involved in the investment acquisition, capital markets, and financial reporting aspects of their real estate private equity business. Mr. Van Steenis graduated from Trinity Christian College with highest honors with a B.S. in Accounting and a Finance concentration. Mr. Van Steenis is a Certified Public Accountant and a CFA Charterholder.

Mr. Van Steenis did not enter into an employment agreement in connection with his appointment. There is no arrangement or understanding between Mr. Van Steenis and any other persons or entities pursuant to which Mr. Van Steenis was appointed as President. There is no family relationship between Mr. Van Steenis and any manager of ExchangeRight or any executive officer of the Company, and there are no transactions between the Company and Mr. Van Steenis that require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGERIGHT INCOME FUND By: ExchangeRight Income Fund Trustee, LLC, its trustee By: ExchangeRight Real Estate, LLC, its manager

Date:	February 17, 2026	By:	/s/ David Fisher
David Fisher Executive Managing Principal